Execution Version

CUSTODIAN AGREEMENT

THIS AGREEMENT, dated as of March 12, 2021, between JAMES ALPHA FUNDS TRUST (the “Fund”), an open-end management investment company organized under the laws of the State of Delaware and registered with the U.S. Securities and Exchange Commission (the “Securities and Exchange Commission”) under the Investment Company Act of 1940 (the “1940 Act”) on behalf of each series, separately and not jointly listed on Annex A to this Agreement as may be amended from time to time (each a “Portfolio” and collectively the “Portfolios”), and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (“BBH&Co.” or the “Custodian”). All references herein to “Portfolio” are to each of the Portfolios listed on the attached Annex A individually, as if this Agreement were between the Fund on behalf of such individual Portfolio and the Custodian. For purposes of this Agreement, references hereafter to the “Fund” shall mean the Fund and/or the respective Portfolio, as the context requires.

W I T N E S S E T H:

WHEREAS, the Fund wishes to employ BBH&Co. to act as custodian for the Portfolios and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Fund, on behalf of the Portfolios, and BBH&Co., intending to be legally bound hereby agree, as follows:

1.       Appointment of Custodian. The Fund hereby appoints BBH&Co. as each Portfolio’s Custodian, and BBH&Co. hereby accepts such appointment. All Investments (as defined below) of a Portfolio delivered to the Custodian or its agents or Subcustodians shall be dealt with as provided in this Agreement. The duties of the Custodian with respect to each Portfolio’s Investments shall be only as set forth expressly in this Agreement (including any annexes, attachments or schedules thereto) which duties are generally comprised of safekeeping and various administrative duties that will be performed in accordance with Instructions and as reasonably required to effect Instructions.

2.                  Representations, Warranties and Covenants of the Fund. The Fund hereby represents, warrants and covenants on behalf of each Portfolio separately and not jointly, each of the following:

2.1    This Agreement has been, and at the time of delivery of each Instruction such Instruction will have been, duly authorized, executed and delivered by the Fund. Neither this Agreement nor any Instruction delivered hereunder violates any Applicable Law or conflicts with or constitutes a default under the applicable Portfolio's prospectus, the Fund’s agreement and declaration of trust, by-laws or other constitutive document or any agreement, judgment, order or decree to which the Fund is a party or by which it or a Portfolio’s Investments are bound;

(ii) it has the power and authority under its organizational documents to perform the duties set out in this Agreement; and (iii) it is, and will continue to be during the term of this Agreement, in material compliance with all Applicable Law applicable to it in respect of its duties, obligations and services under this Agreement.

2.2	By providing an Instruction with respect to the first acquisition of an Investment in a
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jurisdiction other than the United States of America, the Fund shall be deemed to have confirmed to the Custodian that the Fund has (a) assessed and accepted all material Country, Sanctions or Sovereign Risks and accepted responsibility for their occurrence, (b) made all determinations required to be made by the Fund under the 1940 Act, except to the extent expressly delegated to the Custodian in the Delegation Schedule, and (c) as the Fund deems appropriate, disclosed to its shareholders all material investment risks, including with respect to Country Risk. Nothing in this Section 2.2 shall relieve the Custodian of its responsibilities under Section 8 of this Agreement.

2.3      The Fund shall safeguard and shall solely be responsible for the safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it (except to the extent that any failure by the Fund to safe keep such devices or statements is caused or contributed to by the Custodian or by the design, or intended use or manufacture of the device or statement). If the Fund uses any on-line or similar communications service made available by the Custodian, the Fund and the Custodian each shall be solely responsible for ensuring the security of its respective access to the service and for the authorized use of the service. The Fund shall only attempt to access the service and the Custodian’s computer systems for their authorized use. If the Custodian provides any computer software to the Fund relating to the services described in this Agreement, the Fund will only use the software for the purposes for which the Custodian provided the software to the Fund, and will abide by the license agreement accompanying the software and any other security policies which the Custodian provides in writing to the Fund (which may be by electronic means, including via email or access to the BBH&Co. Portal).

2.4              Notwithstanding anything in this Agreement to contrary effect, the Fund on behalf of the applicable Portfolio specifically represents and warrants to the Custodian that it shall at all times be principally liable for the repayment of any Advance made by the Custodian under Sections 7.6 and 7.7 of this Agreement.

2.5              By providing an Instruction in respect of an Investment (which Instruction may relate to among other things, the processing of orders and/or settlement of transactions in funds), the Fund on behalf of a Portfolio hereby (i) authorizes BBH&Co. to complete such documentation as may be required or appropriate to carry out the Instruction, and agrees to be contractually bound to the terms of such documentation “as is” without recourse against BBH&Co., except as expressly set forth in Section 9 of this Agreement; (ii) represents, warrants and covenants that the Fund (for itself and on behalf of its Portfolios) has accepted and agreed to comply with all Applicable Law, terms and conditions to which it and/or its Investment may be bound, including without limitation, requirements imposed by the Investment prospectus or offering circular, subscription agreement, any application or other documentation relating to an Investment (e.g., compliance with suitability requirements and eligibility restrictions and requirements that all such documentation relating to the investment has been received, read and understood); (iii) acknowledges and agrees that BBH&Co. will not be responsible for the accuracy of any information provided to BBH&Co. by or on behalf of the Fund, or for any underlying commitment or obligation inherent to an Investment; (iv) except as otherwise provided for in Section 2.5.1, represents, warrants and covenants that it will not effect any sale, transfer or disposition of Investment(s) held in BBH&Co.’s name by any means other than the issuance of an Instruction by the Fund to BBH&Co.; (v) acknowledges that collective

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investment schemes (and/or their agent(s)) in which the Fund invests may pay to BBH&Co. certain fees (including without limitation, shareholder servicing and/or trailer fees) in respect of a Portfolio’s investments in such schemes; (vi) agrees that BBH&Co. shall have no obligation or responsibility whatsoever to respond to, or provide capital in connection with any capital calls, letters of intent or other requirements as set out in the prospectus or offering circular of an Investment; (vii) represents, warrants and covenants that it will provide BBH&Co. with such information as is necessary or appropriate to enable BBH&Co.’s performance pursuant to an Instruction or under this Agreement; (viii) undertakes to inform BBH&Co. and to keep the same updated as to any tax withholding or benefit to which an Investment may be subject; (ix) authorizes BBH&Co. to furnish the customer due diligence records maintained by BBH&Co. on the Fund (for itself and on behalf of its Portfolios) and their beneficial owners upon request of the transfer agent or other agent of an issuer of an Investment; (x) represents and warrants that to the extent the Fund provides BBH&Co. with any personal data or personally identifiable information in connection with an Investment, the Fund will have obtained the consent of the applicable individuals to provide such data and information to BBH&Co. and the fund and to the use of such data and information as described in the applicable account opening, subscription and related fund documentation; (xi) acknowledges that BBH&Co. shall have no obligation to fund any order placed by the Fund on behalf of a Portfolio for which the Fund on behalf of a Portfolio does not have sufficient cash on deposit with BBH&Co.; and (xii) agrees that BBH&Co. shall be held harmless for the acts, omissions or any unlawful activity of any agent of the fund, or any transfer agent or other agent of an Investment in which the Fund may invest, except to the extent of any negligence, bad faith or willful misconduct on the part of BBH&Co.

2.5.1        To the extent that a Portfolio holds Investments in an account opened in the name of BBH&Co. as custodian for and at the direction of the Fund, and the Fund on behalf of a Portfolio requests that BBH&Co. provide the Fund with the capability to place orders in fund shares directly with such fund companies and/or their transfer agents which shall be settled in an account established with each such fund company or its transfer agent, the Fund on behalf of a Portfolio hereby acknowledges that BBH&Co. is under no obligation to agree to such arrangement but if BBH&Co. so agrees, the Fund on behalf of a Portfolio (i) acknowledges that all relevant terms under Section 2.4 above apply thereto, (ii) authorizes BBH&Co. as custodian, to grant a limited power of attorney to the Fund or its designated agent to enable the Fund on behalf of a Portfolio to place orders in fund shares directly with the fund companies and/or their transfer agents, (iii) agrees to ensure that any Instructions issued by the Fund on behalf of a Portfolio or its designated agent shall also be concurrently submitted to BBH&Co., and (iv) shall adhere to any BBH&Co. procedures and established with each such fund or its transfer agent with respect thereto provided to the Fund on behalf of a Portfolio including, but not limited to, the terms of the limited power of attorney. The Fund also acknowledges and agrees that (1) BBH&Co. is acting solely in its capacity as custodian and is not acting as a broker or introducing broker on behalf of the Fund, (2) BBH&Co. is not receiving compensation in connection with the Fund’s own execution hereunder of trades with each such fund other than its usual and customary custody fees and transaction charges, (3) it will provide such account opening information to each such fund and/or transfer agent as and when requested by such fund and/or transfer agent, and (4) BBH&Co. is not

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responsible for (a) providing information published by the relevant distributor of each such fund including, but not limited to, the prospectus for each such Investment in a fund or for resolving execution queries or complaints relative to any such Investment, and (b) assessing the suitability of any such Investment placed directly by the Fund on behalf of a Portfolio.

2.6              The Fund represents and warrants that it is not resident in or organized under the laws of any country with which transactions or dealings are prohibited under a Sanctions Regime. The Fund further warrants that it is not owned or controlled by: (i) the government of any country with which transactions or dealings by any person are prohibited under a Sanctions Regime; (ii) a person or entity resident in or organized under the laws of any country with which transactions or dealings by any person are prohibited under a Sanctions Regime; or (iii) any person or entity on the List of Specially Designated Nationals and Blocked Persons published by OFAC or any comparable Sanctions Regime lists.

2.6.1        The Fund represents and warrants that either the Fund or its service providers conduct ongoing screening of the Fund’s investors and their transactional activity against lists promulgated by a Sanctions Regime, as such lists are amended from time to time.

2.6.2        The Fund represents and warrants that it has implemented adequate risk management, control and compliance procedures and systems to ensure that it will not instruct or otherwise cause Custodian to hold any assets in custody that would violate a Sanctions Regime. The Fund further represents it will not invest in, engage in, or facilitate any transaction that would cause Custodian to violate any Sanctions Regime, including any transaction or dealing involving: (i) any country with which transactions or dealings by any person are prohibited under a Sanctions Regime; (ii) any person or entity subject to any Sanctions Regime; or (iii) any assets owned or controlled by a person or entity that is subject to any Sanctions Regime (collectively, “Sanctioned Property”). The Fund further represents and warrants that it will promptly notify the Custodian in writing if either it or any of its underlying investors whose assets are held by the Custodian becomes subject to a Sanctions Regime or holds assets that subsequently became Sanctioned Property.

2.7              The Fund on behalf of its Portfolios represents and warrants that it has developed and implemented an anti-money laundering (“AML”) program (“AML Program”) that is designed to comply with all applicable AML and terrorist financing laws and regulations, including but not limited to: the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the rules and guidance of any applicable self-regulatory organization (collectively, “applicable U.S. AML laws”). The Fund represents and warrants that its AML Program, or the AML Programs of its service providers, include a written Customer Identification Program (“CIP”) that identifies and verifies a Portfolio’s investors, including beneficial owners, as required by applicable U.S. AML laws. The Fund further represents and warrants that its AML Program, or the AML Programs of its service providers, include policies, procedures and controls designed to ensure that: (i) none of a Portfolio’s investors are prohibited banks that fail to maintain a physical presence in any country (a “Shell Bank”); (ii) enhanced due diligence is conducted on investors identified as Politically Exposed

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Persons, which includes ascertaining source of wealth for such investors; (iii) ongoing monitoring is conducted to identify and report suspicious activity; and (iv) the Fund or its service providers create and maintain all records and documentation required by applicable

U.S. AML laws, including identification and verification records of a Portfolio’s investors.

2.7.1        The Fund acknowledges that the Custodian is obligated under applicable US AML Laws to obtain, verify and record identifying information about its customers prior to opening an account.

2.7.2        The Fund represents and warrants that upon request, it will provide the Custodian with information that the Custodian requires to comply with applicable U.S. AML Laws and Sanctions Regimes.

2.7.3        The Fund further represents and warrants that it will not instruct or otherwise cause Custodian to hold any assets in custody or engage in or facilitate any transaction that would cause Custodian to violate any applicable U.S. AML Laws.

2.8  The Fund represents and warrants that neither it nor any Portfolio is a “Plan” (which term includes (1) employee benefit plans that are subject to the United States (“US”) Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the US Internal Revenue Code of 1986, as amended (the “Code”), (2) plans, individual retirement accounts and other arrangements that are subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, and (3) entities the underlying assets of which are considered to include “plan assets” of such plans, accounts and arrangements), or an entity purchasing shares on behalf of, or with the “plan assets” of, a Plan, and further undertakes to inform BBH&Co. and to keep the same updated as to the status under ERISA or Section 4975 of the Code, each as amended, of the Fund, including its Portfolios, or (4) the assets of any plan or other retirement arrangement or account that is not subject to Section 4975 of the Code or Title I of ERISA but is subject to any U.S. federal, state or local law or regulation or any non-U.S. or other law or regulation that contains one or more provisions that are similar to any of the fiduciary responsibility or prohibited transaction provisions under Title I of ERISA or Section 4975 of the Code.

2.9              The Fund represents and warrants that it will promptly notify the Custodian in writing if any of the above representations cease to be true.

3.	Representation and Warranty of BBH&Co. BBH&Co. hereby represents and warrants that

(i) this Agreement has been duly authorized, executed and delivered by BBH&Co. and does not and will not violate any Applicable Law or conflict with or constitute a default under BBH&Co.'s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound; (ii) it has the power and authority under its organizational documents to perform the duties set out in this Agreement; and (iii) it is, and will continue to be during the term of this Agreement, in material compliance with all Applicable Law applicable to it in respect of its duties, obligations and services under this Agreement.

4.	Instructions. Unless otherwise explicitly indicated herein, the Custodian shall perform its
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duties pursuant to Instructions. As used herein, the term Instruction shall mean a directive initiated by the Fund, acting through its board of trustees, officers or other Authorized Person, which directive shall conform to the requirements of this Section 4.

4.1       Authorized Persons. For purposes hereof, an Authorized Person shall be a person or entity designated by the Fund on behalf of a Portfolio in writing to the Custodian authorized to give Instructions to the Custodian for or on behalf of the Fund or a Portfolio, as applicable, in accordance with procedures delivered to and acknowledged by the Custodian. The Custodian may treat any Authorized Person as having the full authority of the Fund on behalf of a Portfolio to issue Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority. The Custodian shall be entitled to rely upon the authority of Authorized Persons until it receives appropriate written notice from the Fund to the contrary.

4.2               Form of Instruction. Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Fund from time to time unless the Fund shall elect to transmit such Instruction in accordance with Subsections 4.2.1 through 4.2.3 of this Section.

4.2.1         Fund Designated Secured-Transmission Method. Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Fund or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian, it being understood that such acknowledgment shall authorize the Custodian to accept such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the means utilized by the Authorized Person.

4.2.2       Written Instructions. Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

4.2.3      Other Forms of Instruction. Instructions may also be transmitted by another means determined by the Fund or Authorized Persons and acknowledged and accepted by the Custodian (subject to the same limits as to acknowledgements as are contained in Subsection 4.2.1, above) including Instructions given orally or by SWIFT or telefax (whether tested or untested).

When an Instruction is given by means established under Subsections 4.2.1 through 4.2.3, it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but the Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances (unless such method is a secured or authenticated electro-mechanical product proprietary to the Custodian and offered to the Fund by the Custodian, which both parties hereby agree shall be deemed reasonable). With respect to telefax Instructions, the parties agree and acknowledge that receipt of legible Instructions cannot be assured and that the Custodian cannot verify that authorized signatures on telefax Instructions are original or properly affixed. If the Custodian determines that a telefax Instruction is illegible (e.g., the printed name, not the signature, on

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the telefax instruction must be identifiable), the Custodian shall promptly contact the person identified in the Instruction as the person to contact in the event of questions or issues with the transmittal or, if none, a contact at the Fund reasonably familiar to the Custodian in the context of said Instruction, and request a legible telefax Instruction. Subject to the foregoing and the provisions of Section 9 hereof with respect to receipt by the Custodian of Instructions, including but not limited to any applicable security or authentication procedures, the Custodian shall not be liable for losses or expenses incurred through actions taken in reliance on inaccurately stated, illegible, or unauthorized telefax Instructions. The provisions of Section 4A of the Uniform Commercial Code shall apply to Funds Transfers performed in accordance with Instructions. The Fund’s Transfer Services Schedule to this Agreement and the BBH Online Terms and Conditions shall each comprise a designation of a means of delivering Instructions for purposes of this Section 4.2.

4.3                     Completeness and Contents of Instructions. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in a Portfolio’s Investments and upon any delivery and transfer of any Investment or moneys, the Authorized Person initiating the Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:

4.3.1	The transaction date and the date and location of settlement;

4.3.2	The specification of the type of transaction;

4.3.3         A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling notwithstanding any inconsistency contained in the Instruction, particularly with respect to Investment description; and

4.3.4    The name of the broker or similar entity concerned with execution of the transaction.

If the Custodian determines that an Instruction is ambiguous, unclear or incomplete, the Custodian will give prompt notification of such determination to the Fund, and the Fund shall thereupon amend or otherwise reform the Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

4.4         Timeliness of Instructions. In giving an Instruction, the Fund shall take into consideration reasonably foreseeable delays which may occur due to the involvement of a Subcustodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established specific timing requirements or deadlines with respect to particular classes of Instruction and has provided those requirements or deadlines to the Fund in writing (which may be by electronic means, including via email or access to the BBH Portal), or when an Instruction is received by the Custodian at

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such a time that it could not reasonably be expected to have acted on such Instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Fund.

5.                  Safekeeping of Fund Assets. The Custodian shall hold Investments delivered to it or Subcustodians for the Fund on behalf of a Portfolio in accordance with the provisions of this Section. The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians (except to the extent, if any, such failure of the Investments to be so delivered or issued is solely and directly caused by the negligence, bad faith or willful misconduct, of the Custodian or, subject to the provisions of Section 8.3, any of its Subcustodians); or, (b) pre-existing faults or defects in Investments that are delivered to the Custodian or its Subcustodians. The Custodian is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action or income event. The Custodian shall hold Investments for the account of the Fund on behalf of a Portfolio and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for the Fund on behalf of a Portfolio or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian. For the purposes of this Agreement, the parties acknowledge and agree that the Custodian is acting under this Agreement as a “Securities Intermediary” (capitalized terms used in quotations in this paragraph shall be as defined in Article 8 of the UCC). The parties further acknowledge and agree that (a) any Investment (other than cash) credited to a securities account by the Custodian shall constitute a “Financial Asset”, (b) the Fund, on behalf of a Portfolio, may at any time issue an “Entitlement Order” to the Custodian with respect to a Portfolio’s Investments constituting Financial Assets, (c) the Fund, on behalf of a Portfolio, shall have a Security Entitlement with respect to all such Investments (other than cash) credited to such securities account and so held by the Custodian (including via a Subcustodian); and (d) for purposes of the UCC, the Custodian’s jurisdiction shall be the State of New York.

5.1       Use of Securities Depositories. The Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Subcustodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be, and (b) in an account for the Fund on behalf of a Portfolio or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian or (any agent of either) from holding its client assets in such a separate account, the Custodian, the Subcustodian or other agent shall as appropriate segregate such Investments for benefit of the Fund on behalf of a Portfolio or for benefit of clients of the Custodian generally on its own books.

5.2   Certificated Assets. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian's vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

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5.3    Registered Assets. Investments which are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of the Fund or a Portfolio or a nominee for any of the foregoing, and may be held in any manner set forth in Section 5.2 above with or without any identification of fiduciary capacity in such registration.

5.4      Book Entry Assets. Investments which are represented by book-entry may be so held in an account maintained by the Book-Entry Agent on behalf of the Custodian, a Subcustodian, an Agent of the Custodian, or a Securities Depository.

5.5    Replacement of Lost Investments. In the event of a loss of Investments for which loss the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the affected Portfolio the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss, or such other amount as shall be agreed by the parties.

6.                  Administrative Duties of the Custodian. The Custodian shall perform the following administrative duties with respect to Investments of a Portfolio.

6.1     Purchase of Investments. Pursuant to Instruction, Investments purchased for the account of the Fund on behalf of a Portfolio shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

6.2        Sale of Investments. Pursuant to Instruction, Investments sold for the account of the Fund on behalf of a Portfolio shall be delivered (a) against payment therefor in cash, by check or by bank wire transfer, (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

6.3       Delivery and Receipt in Connection with Borrowings of the Fund or other Collateral and Margin Requirements. Pursuant to Instruction, the Custodian may deliver or receive Investments or cash of a Portfolio in connection with borrowings or loans by a Portfolio and other collateral and margin requirements.

6.4         Futures, Options and Other Derivatives. If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Fund on behalf of a Portfolio and a futures commission merchant or derivatives counterparty regarding margin (Tri-Party Agreement), the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the purchase or sale by the Fund of exchange-

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traded futures contracts and commodity options, or entry into other derivatives transactions; (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (Margin Account), segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant or derivatives counterparty, such Investments as the Fund on behalf of a Portfolio shall have designated as initial, maintenance or variation "margin" deposits or other collateral intended to secure the Fund's performance of its obligations on behalf of a Portfolio under the terms of any exchange- traded futures contracts and commodity options or other derivatives; and (c) thereafter pay, release or transfer Investments into or out of the margin account in accordance with the provisions of such Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for purposes of margin requirements in accordance with Rule 17f-6 under the 1940 Act. The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts and commodity options or other derivatives.

6.5   Contractual Obligations and Similar Investments. From time to time, a Portfolio’s Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by Book- Entry Agent, registrar or similar agent for recording ownership interests in the relevant Investment. If the Fund on behalf of a Portfolio shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on the Fund's account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Instruction. The Custodian shall have no responsibility for agreements running to the Fund as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to the Fund.

6.6	Exchange of Securities. Unless otherwise directed by Instruction, the Custodian shall:

(a)   exchange securities held for the account of the Fund on behalf of a Portfolio for other securities in connection with any reorganization, recapitalization, conversion, stock split, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

6.7       Surrender of Securities. Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing in the aggregate the same number of shares or the same principal amount of indebtedness.

6.8      Rights, Warrants, Etc. Pursuant to Instruction, the Custodian shall (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of the issuer or trustee, for purposes of exercising such rights or selling such securities, and (b)

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deliver securities in response to any tender offer.

6.9      Mandatory Corporate Actions. Unless otherwise directed by Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on the Fund’s account and promptly notify the Fund of such action; and (b) collect all stock dividends, rights and other items of like nature with respect to such securities.

6.10         Income Collection. Unless otherwise directed by Instruction, the Custodian shall collect any amount due and payable to the Fund with respect to a Portfolio’s Investments and promptly credit the amount collected to a Principal or Agency Account; provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due and payable with respect to Investments that are in default or (b) the collection of cash or share entitlements with respect to Investments that are not registered in the name of the Custodian or its Subcustodians. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Fund on behalf of a Portfolio with respect to Investments.

6.11          Corporate Action Information. In fulfilling the duties set forth in Sections 6.6 through 6.10 above, the Custodian shall as soon as commercially practicable provide to the Fund such material information pertaining to a corporate action which the Custodian actually receives; provided that the Custodian shall not be responsible for the completeness or accuracy of such information. Information relative to any pending corporate action made available to the Fund via any of the services described in the BBH Online Terms and Conditions shall constitute the delivery of such information by the Custodian. Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may be reversed by the Custodian.

6.12       Proxy Materials. The Custodian shall promptly deliver, or cause to be delivered, to the Fund on behalf of a Portfolio proxy forms, notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian. Information relative to any pending proxy, meeting or other announcement described in the preceding sentence made available to the Fund on behalf of a Portfolio via any of the services described in the BBH Online Terms and Conditions shall constitute the delivery of such information by the Custodian.

6.13          Ownership Certificates and Disclosure of the Fund's Interest. The Custodian is hereby authorized to execute on behalf of the Fund or a Portfolio ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Fund or a Portfolio with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

With respect to securities issued in the United States of America, the Custodian [ ] may [ X ] may not release the identity of the Fund on behalf of a Portfolio to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct

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communications between such issuer and the Fund. IF NO BOX IS CHECKED, THE CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES CONTRARY INSTRUCTIONS FROM THE FUND.

With respect to securities issued outside of the United States of America, information shall be released in accordance with law or custom of the particular country in which such security is located.

6.14. Taxes. The Custodian shall, where applicable, assist the Fund and its Portfolio in the reclamation of taxes withheld on dividends and interest payments received by the Fund on behalf of a Portfolio. In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the advice of counsel and upon information and advice regarding the Fund’s tax status that is received from or on behalf of the Fund without duty of separate inquiry.

6.15     Other Dealings. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of securities, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom the payment or delivery is made.

6.16         Nondiscretionary Details and Minor Expenses. The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement. The Custodian shall disclose to the Fund (which may be by electronic means, including via email or access to the BBH&Co. Portal) any such payment and the Fund shall have the right to request an accounting with respect to such expenses.

6.17      Use of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other affiliate, bank, trust company or subcontractor as its agent (each an “Agent” and collectively, the “Agents”), in addition to Subcustodians, to carry out such provisions of this Agreement as it may from time to time direct, including in connection with use of any Securities System. If and to the extent the Custodian in its discretion appoints any Agent for purposes of holding custody of Investments hereunder, such Agent must be qualified under the 1940 Act to act as a custodian. The Custodian shall exercise reasonable care in the selection and monitoring of such Agents and Subcustodians. The appointment of an Agent or Subcustodian shall not relieve the Custodian of its obligations under this Agreement. The Custodian shall be liable for the acts and omissions of its Agents to the extent that the Custodian would itself be liable for such acts or omissions under this Agreement had it performed or not performed the relevant act or omission itself directly.

6.18     Registration Document Completion Service. The Fund on behalf of a Portfolio may appoint the Custodian to further provide registration document completion services for account openings, name changes, conversions, mergers, market-specific licensing renewals, account closings and other events, and for such markets, as may be agreed between the Fund and the Custodian from time to time (the “Registration Services”). The Fund on behalf of a Portfolio shall pay Custodian such fees as may be agreed between the parties from time to time with respect to the Registration Services in accordance with Section 14 hereof. The Fund further acknowledges and agrees that: (i) as part of the Registration Services, the Custodian

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will complete registration documentation for the agreed markets on behalf of the Fund and then forward such documentation to the Fund or an Authorized Person for final review and signature on behalf of the Fund; (ii) by the Fund or an Authorized Person signing and submitting the aforementioned documentation to the Custodian on behalf of the Fund (the "Submitted Documents"), the Fund shall be deemed to have confirmed to the Custodian that the Fund has reviewed the Submitted Documents and has determined that all of the information contained therein is accurate and complete; (iii) the submission of the Submitted Documents to the Custodian, shall be deemed an Instruction under Section 4 hereof to open one or more accounts in the referenced market (in accordance with the information provided in the Submitted Documents) and to provide the Submitted Documents and/or the information contained therein to the Subcustodian in the referenced market (and where applicable, for further submission to the relevant Securities Depository, exchanges, regulatory and tax authorities, tax agents and/or brokers in the referenced market).

7.                  Cash Accounts, Deposits and Money Movements. Subject to the terms and conditions set forth in this Section 7, the Fund on behalf of a Portfolio hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which a Portfolio maintains Investments or in such other currencies as the Fund shall from time to time request by Instruction, including standing Instructions for Principal Accounts to participate in a BBH&Co. cash management vehicle. Notwithstanding anything in this Agreement to the contrary, the Fund on behalf of a Portfolio shall be liable as principal for any overdrafts occurring in any cash accounts.

7.1           Types of Cash Accounts. Cash accounts opened on the books of the Custodian (Principal Accounts) shall be opened in the name of the Fund on behalf of a Portfolio. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 9. Cash accounts opened on the books of a Subcustodian may be opened in the name of the Fund on behalf of a Portfolio or in the name of the Custodian for the Fund on behalf of a Portfolio or in the name of the Custodian for its customers generally (Agency Accounts). Such deposits shall be obligations of the Subcustodian and shall be treated as an Investment of the Fund and the applicable Portfolio. Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts, and, without derogation of the Custodian’s obligation to use reasonable care in its selection and monitoring of Subcustodians hereunder, shall not be liable for their repayment in the event the Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment.

7.1.1  Administrative Accounts. In connection with the services provided hereunder, the Custodian is hereby directed to open cash accounts on its books and records from time to time for the purposes of receiving subscriptions and/or processing redemptions on behalf of the Fund on behalf of a Portfolio and/or for the purposes of aggregating, netting and/or clearing transactions (including, without limitation foreign exchange, repurchase agreements, capital stock activity, expense payment) or other administrative purposes, each on behalf of the Fund (each an “Account”). Each such Account shall be subject to the terms and conditions of this Agreement and the Fund or the Fund on behalf of one or more Portfolios shall be liable for the satisfaction of its own obligations in connection with each Account; provided however, the respective

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Portfolio shall not be liable for the obligations of any other affiliated Portfolio thereunder.

7.2     Payments and Credits with Respect to the Cash Accounts. The Custodian shall make payments from or deposits to any of the cash accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to a Portfolio's Investments, and otherwise in accordance with Instructions. The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected. The Custodian will endeavor to provide the Fund with notification (which may be by electronic means, including via email or access to the BBH&Co. Portal) of any such reversal as soon as commercially practicable. Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.

7.3      Currency and Related Risks. The Fund bears the risks of holding or transacting in any currency, including any mark to market exposure associated with a foreign exchange transaction undertaken with the Custodian. The Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event (to the extent not directly caused by the negligence, bad faith, or willful misconduct in the performance of the Custodian’s obligations and duties hereunder), which may delay or affect the transferability, convertibility or availability of any currency in the country (a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event, and the Custodian will notify the Fund following a determination by the Custodian to not make a payment of a deposit on said basis. Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Fund on behalf of a Portfolio shall be for the account of the Fund on behalf of a Portfolio.

7.4       Foreign Exchange Transactions. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of the Fund on behalf of a Portfolio with such currency brokers or banking institutions, including Subcustodians, as the Fund on behalf of a Portfolio may direct pursuant to Instructions. The Custodian may act as principal in any

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foreign exchange transaction with the Fund in accordance with Section 7.4.2 of this Agreement. The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

7.4.1       Third Party Foreign Exchange Transactions. The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Fund on behalf of a Portfolio on the same basis it performs duties as agent for the Fund with respect to any other of a Portfolio’s Investments. Accordingly the Custodian shall only be responsible for delivering or receiving currency on behalf of the Portfolio in respect of such contracts pursuant to Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and Instructions to and from the currency broker or banking institution with which the Fund has executed a foreign exchange contract or option, [(b) may make free outgoing payments of cash in the form of Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, (c) may, in connection with cash payments made to third party currency brokers/dealers for settlement of the Fund’s foreign exchange spot or forward transactions, foreign currency swap transactions and similar foreign exchange transactions, process settlements using the facilities of the CLS Bank according to CLS Bank’s standard terms and conditions, and (d) shall hold in safekeeping all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions. The Fund on behalf of a Portfolio accepts full responsibility for its use of third-party foreign exchange dealers and for execution of the foreign exchange contracts and options and understands that each applicable Portfolio shall be responsible for any and all costs and interest charges which may be incurred by the Portfolio or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

7.4.2     Foreign Exchange with the Custodian as Principal. The Custodian may enter into foreign exchange transactions with the Fund on behalf of a Portfolio. If a foreign exchange transaction with the Custodian as principal is initiated by Instruction and the parties have not otherwise entered into an agreement specific to such transaction(s), the transaction will be performed and subject to the FX Terms and Conditions (available at: http://www.bbh.com/fxtermsandconditions) incorporated into the BBH Online Terms and Conditions ( the "FX Terms and Conditions"), which terms may be updated from time to time in accordance with the procedures set forth in the BBH Online Terms and Conditions. The Custodian shall provide notice of any material change to the FX Terms and Conditions to the Fund at least ten (10) business days prior to their taking effect, unless the Custodian determines that the circumstances require that a shorter period apply. Foreign exchange transactions that occur or are placed on or after the effective date of such updates, as stated in the applicable notice,

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shall be governed by the FX Terms and Conditions, as so modified. The Fund represents and warrants, each and every time an Instruction to execute a foreign exchange transaction with the Custodian as principal is initiated, that it is an eligible contract participant, as that term is used under the Commodity Exchange Act and the regulations thereunder, as amended from time to time.

7.5     Delays. If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence, bad faith or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Fund on behalf of the applicable Portfolio(s) for direct damages, which shall include: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and, (b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out Instructions to transfer cash which are not due to the Custodian's own negligence, bad faith or willful misconduct.

7.6      Advances. If, for any reason in connection with this Agreement the Custodian or any Subcustodian makes an Advance to facilitate settlement or otherwise for the benefit of the Fund on behalf of a Portfolio (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day), the Fund on behalf of a Portfolio hereby does:

7.6.1     acknowledge that the Fund on behalf of a Portfolio shall have no right, title or interest in or to any Investments purchased with such Advance or proceeds of such Investments, and that any credit of Investments to an account of Fund shall be provisional, until: (a) the debit of the Principal or Agency Account by Custodian for an amount equal to Advance Costs; and/or (b) if such debit produces an overdraft in such account, reimbursement to the Custodian or Subcustodian for the amount of such overdraft;

7.6.2        acknowledge that the Custodian has an automatically perfected statutory security interest in Investments purchased with any such Advance pursuant to Section 9-206 of the Uniform Commercial Code as in effect in the State of New York from time to time;

In addition, in order to secure the obligations of a Portfolio to pay or perform any and all obligations of a Portfolio pursuant to this Agreement, including without limitation to repay any Advance made pursuant to this Agreement, the Fund on behalf of a Portfolio grants to the Custodian a security interest in all Investments and proceeds thereof (as defined in the Uniform Commercial Code as currently in effect in the State of New York); and agrees to take, and agrees that the Custodian may take, in respect of the security interest referenced above, any further actions that the Custodian may reasonably require.

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7.7     Custodian’s Rights Neither the Custodian nor any Subcustodian shall be obligated to make any Advance or to allow an Advance to occur to the Fund on behalf of a Portfolio, and in the event that the Custodian or any Subcustodian does make or allow an Advance, any such Advance and any transaction giving rise to such Advance shall be for the account and risk of the Fund and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such Advance shall have been made or allowed by a Subcustodian or any other person, the Custodian may assign all or part of its security interest referenced above and any other rights granted to the Custodian hereunder to such Subcustodian or other person. If the Fund on behalf of a Portfolio shall fail to repay the Advance Costs when due, the Custodian or its assignee, as the case may be, shall be entitled to a portion of the available cash balance in any Agency or Principal Account equal to such Advance Costs, and the Fund on behalf of a Portfolio authorizes the Custodian, on behalf of the Fund, to pay an amount equal to such Advance Costs irrevocably to such Subcustodian or other person, and to dispose of any property in such Account to the extent necessary to make such payment. Any Investments credited to accounts subject to this Agreement created pursuant hereto shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York from time to time. Accordingly, the Custodian and any Subcustodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.

7.8    Integrated Account. For purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in Dollars) shall collectively constitute a single and indivisible current account with respect to a Portfolio's obligations to the Custodian or its assignee, and balances in the Principal Accounts shall be available for satisfaction of the Portfolio's obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn. For the avoidance of doubt, it is acknowledged and agreed that under no circumstances shall the assets of one Portfolio be used to satisfy the debts or obligations of any other Portfolio of the Fund.

8.                  Subcustodians and Securities Depositories. Subject to the provisions hereinafter set forth in this Section 8, the Fund on behalf of a Portfolio hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of a Portfolio and to appoint from time to time and to utilize Subcustodians. With respect to securities and cash held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form in accordance with (a) governmental regulations, (b) rules of Securities Depositories and Clearing Corporations, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Instructions.

8.1   Domestic Subcustodians and Securities Depositories. The Custodian may deposit and/or maintain, either directly or through one or more Agents appointed by the Custodian, Investments of a Portfolio in any Securities Depository in the United States, including The Depository Trust Company, provided such Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. The Custodian may,

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from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act on behalf of the Fund as a Subcustodian for purposes of holding Investments of a Portfolio in the United States. The Custodian shall only appoint domestic Subcustodians, if any, that meet the definition of “intermediary custodians” (as defined in Rule 17f-4 of the 1940 Act) consistent with the requirements of Rule 17f-4 under the 1940 Act.

8.2    Foreign Subcustodians and Securities Depositories. Unless instructed otherwise by the Fund on behalf of a Portfolio, the Custodian may deposit and/or maintain non-U.S. Investments of a Portfolio in any non-U.S. Securities Depository provided such Securities Depository meets the requirements of an "eligible securities depository" under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation ("Rule 17f-7") or which by order of the Securities and Exchange Commission is exempted therefrom. Prior to the time that securities are placed with such depository, but subject to the provisions of Section 8.5 below, the Custodian shall have prepared and provided to the Fund (which may be by electronic means, including via email or access to the BBH&Co. Portal) an assessment of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with Section 8.5. Additionally, the Custodian may, from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an “eligible foreign custodian” under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund on behalf of a Portfolio as a Subcustodian for purposes of holding Investments of a Portfolio outside the United States.

8.3     Delegation of Board Review of Subcustodians. From time to time, the Custodian may agree to perform certain reviews of Subcustodians and of Subcustodian Contracts as the delegate of the Fund's board of trustees (the “Board”). In such event, the Custodian's duties and obligations with respect to this delegated review will be performed in accordance with the terms of the attached 17f-5 Delegation Schedule to this Agreement.

8.4     Board Approval of Foreign Subcustodians. Unless and except to the extent that the Board has delegated to the Custodian and the Custodian has accepted delegation of review of certain matters concerning the appointment of Subcustodians pursuant to Subsection 8.3, the Custodian shall, prior to the appointment of any Subcustodian for purposes of holding Investments of a Portfolio outside the United States, obtain written confirmation of the approval of the Board with respect to (a) the identity of a Subcustodian, and (b) the Subcustodian agreement which shall govern such appointment, such approval to be signed by an Authorized Person. An Instruction to open an account in a given country shall comprise authorization of the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of the Fund on behalf of a Portfolio to invest in such country.

8.5     Monitoring and Risk Assessment of Securities Depositories. Prior to the placement of any assets of a Portfolio with a non-U.S. Securities Depository, the Custodian: (a) shall provide to the Fund or its authorized representative a written assessment of the custody risks associated with maintaining assets within such Securities Depository; and (b) shall have

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established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Fund or its Investment Adviser of any material changes in such risk. In performing its duties under this subsection, the Custodian shall use reasonable care, prudence and diligence and may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care, prudence and diligence. The risk assessment shall be provided to the Fund or its Investment Advisor by such means as the Custodian shall reasonably establish. Advices of material change in such assessment may be provided by the Custodian in the manner established as customary between the Fund and the Custodian for transmission of material market information.

8.6       Responsibility for Subcustodians. The Custodian shall be liable to the Fund on behalf of the applicable Portfolio for any loss or damage to the Fund caused by or resulting from the acts or omissions of any Subcustodian to the extent that such acts or omissions would be deemed to be negligence, gross negligence, or willful misconduct in accordance with the terms of the relevant subcustodian agreement under the laws, circumstances and practices prevailing in the place where the act or omission occurred.

8.7      New Countries. The Fund on behalf of a Portfolio shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event, the Custodian is unable to establish such arrangements prior to the time the investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping agent and shall notify the Fund of any such designation, and the use of the local safekeeping agent shall be at the sole risk of the Fund, and accordingly the Custodian shall be responsible to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent.

9.                  Responsibility of the Custodian. In performing its duties and obligations hereunder, the Custodian shall use reasonable care of a professional custodian under the facts and circumstances prevailing in the market where performance is effected, but shall not be required to take any action which, in the Custodian’s reasonable judgment, is in contravention of any Applicable Law, rule or regulation or any order or judgment of any court of competent jurisdiction. Subject to the specific provisions of this Section, the Custodian shall be liable for any direct damage incurred by the Fund in consequence of the Custodian's (or its employees’, officers’ or other agents’) negligence, bad faith or willful misconduct. In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if the Custodian has been advised of the possibility of such damages. It is agreed that the

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Custodian shall have no duty to assess the risks inherent in a Portfolio’s Investments or to provide investment advice with respect to such Investments and that the Fund as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer.

9.1	Limitations of Performance.

The Fund shall not be responsible under this Agreement for temporary delays in its performance of its duties and obligations hereunder in consequence of a Force Majeure event as described in Section 9.1.1 below, and correspondingly shall not be liable for any loss or damage attributable to such delay in its performance. Each of the Custodian and the Fund agrees to use reasonable efforts to mitigate any delays or failures to perform.

The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not be liable hereunder for any loss or damage in association with such failure to perform for or in consequence of the following causes:

9.1.1      Force Majeure. Force Majeure shall mean (a) any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its subcustody agreement or by any other Agent of the Custodian or the Subcustodian, regardless of whether such circumstance or event is foreseeable or is of a nature or type described elsewhere in this Section 9.1.1, and (b) any circumstance or event arising out of or involving (i) an act of God, (ii) accident, earthquake, fire, water or wind damage or explosion, (iii) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (iv) any interruption of the power supply or other utility service, (v) any strike or other work stoppage, outside the reasonable control of BBH&Co. or the Fund, respectively whether partial or total, (vi) any epidemic, pandemic, public health emergency or outbreak (including but not limited to COVID- 19), or any corporate or governmental order or requirement relating thereto; (vii) any delay or disruption resulting from or reflecting the occurrence of any Country, AML and Sanctions or Sovereign Risk, (viii) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Country, AML and Sanctions or Sovereign Risk, or (ix) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Country, AML and Sanctions or Sovereign Risk.

9.1.2    Country Risk. Country Risk shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information,

(c)   the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the

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acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

9.1.3        Sovereign Risk. Sovereign Risk shall mean, in respect of any jurisdiction, including the United States of America, where Investments are acquired or held hereunder or under a subcustody agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation, expropriation or nationalization of any Investments or cash deposits by any Governmental Authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting Investments or cash deposits, (f) any change in the Applicable Law, or (g) any other economic or political risk incurred or experienced.

9.1.4        AML and Sanctions Risk. AML and Sanctions Risk shall mean, with respect to the acquisition, ownership, settlement or custody of Investments, all risks relating to, or arising in consequence of the Custodian complying with one or more Sanctions Regimes or applicable U.S. AML Laws, including, but not limited to, the risk that if Custodian reasonably believes it has come in contact with a sanctioned party, or has come into possession or control of any Sanctioned Property as a result of its performance of this Agreement, Custodian may be required by one or more Sanctions Regime to block (i.e. prevent further movement of) such Sanctioned Property and report any related activity to relevant government authorities. The Fund acknowledges that if multiple Sanctions Regimes apply (including OFAC), the Custodian will comply with the most restrictive of the applicable regimes. The Fund also acknowledges that the Custodian shall not be liable hereunder for any loss or damage caused by any delays or refusals to process a transaction that would result from the Custodian’s review of such transaction to assess compliance with applicable

U.S. AML Laws and Sanctions Regimes.

9.2.	Limitations on Liability.

9.2.1  Failure of Third Parties. The Custodian shall not be liable for any loss, claim, damage or other liability arising from the failure of any third party (other than a Subcustodian or Agent, the Custodian’s responsibility for which is expressly covered under other terms of this Agreement) including: (a) any issuer of Investments or Book- Entry Agent or other agent of an issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an Investment Advisor, foreign custody manager or other agent of the Fund; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

9.2.2    Information Sources. The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from

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Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has relied upon such information in good faith, or for the failure of any commercially reasonable information provider.

9.2.3        Reliance on Instruction. The Custodian shall not be liable for any loss, claim, damage or other liability arising from the action by the Custodian or the Subcustodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of, the Fund's declaration of trust, or by-laws or other constitutive document, Applicable Law, or actions by the trustees, or shareholders of the Fund.

9.2.4        Restricted Securities. The Custodian shall not be liable for any loss, claim, damage or other liability arising from the limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of a Portfolio.

10.              Indemnification. The Fund on behalf of a Portfolio hereby agrees to indemnify the Custodian and each Subcustodian and their respective agents, nominees and the partners, employees, officers and directors (collectively, the “BBH&Co. Indemnitees”), and agrees to hold each of them harmless from and against all claims and liabilities, including reasonable counsel fees and taxes (calculated or verified by an independent expert or taxation authority), incurred or assessed against any of them in connection with the performance of this Agreement and any Instruction; provided, however, that the BBH&Co. Indemnitees shall not be indemnified hereunder against any claims or liability (or any expenses incident thereto) to the extent caused by any BBH&Co. Indemnitee’s negligence, bad faith or willful misconduct in the performance of its duties and obligations hereunder.

11.	Reports and Records. The Custodian shall:

11.1	The Custodian shall:

11.1.1  create and maintain records relating to the performance of its obligations under this Agreement and, (i) as the Fund may from time to time reasonably request, provide the Fund with information in the Custodian’s possession as necessary to assist the Fund in complying with the obligations of the Fund under the 1940 Act, including Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, (ii) provide such other reports as reasonably requested by the Fund and mutually agreed by the Fund and the Custodian, and (iii) provide upon request by the Fund the reports concerning the internal accounting controls and financial strength of the custodian as are required by Rule 17f-4 under the 1940 Act; to the extent the information requested is readily available, BBH&Co. will undertake to provide such information promptly upon request and to the extent such information is not readily available, BBH&Co. will provide such information as soon as, in BBH&Co.’s sole determination, reasonably practicable;

11.1.2         make available to the Fund, its auditors, agents and employees, upon reasonable request and during normal business hours of the Custodian, all records maintained by the Custodian pursuant to Section 11.1 above, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its

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custody customers generally;

11.1.3    make available to the Fund all Electronic Reports; it being understood that the Custodian shall not be liable hereunder for the inaccuracy or incompleteness thereof or for errors in any information included therein so long as such inaccuracies, incompleteness or errors were not the result of the Custodian’s failure to meet the standard of care under Section 9 of this Agreement; and

11.1.4    shall provide reasonable cooperation, as the Fund may from time to time reasonably request, to provide the Fund or its independent accountants with information in the Custodian’s possession necessary to assist the Fund in its preparation of the Fund’s Form N-1A, and Form N-CEN, N-PORT or other reports to the Commission.

11.2    The Fund shall examine all records, howsoever produced or transmitted, promptly upon receipt and notify the Custodian promptly of any discrepancy or error. Unless the Fund delivers written notice of any such discrepancy or error within a reasonable time after its receipt of the records, the records shall be deemed to be true and accurate.

11.3     The Fund acknowledges that the Custodian obtains information on the value of assets from outside sources which may be utilized in certain reports made available to the Fund. The Custodian deems such sources to be reliable but the Fund acknowledges and agrees that the Custodian does not verify such information nor make any representations or warrantees as to its accuracy or completeness and accordingly shall be without liability in selecting and using such sources and furnishing such information.

12.	Miscellaneous.

12.1          Powers of Attorney, etc. The Fund on behalf of a Portfolio will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may be necessary or desirable for the Custodian to provide, or to cause any Subcustodian to provide, custody services.

12.2          Entire Agreement; Amendment. This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes any other oral or written agreements heretofore in effect between the Fund and the Custodian with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought, provided, however, that an Instruction shall, whether or not such Instruction shall constitute a waiver, amendment or modification for purposes hereof, be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith. In the event of a conflict between the terms of this Agreement and the terms of a service level agreement or other operating agreement in place between the parties from time to time, the terms of this Agreement shall control.

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12.3        Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Custodian and the Fund and their successors and assignees, provided that the Fund may not assign this Agreement without the prior written consent of the Custodian. Each party agrees that only the parties to this Agreement and/or their successors in interest shall have a right to enforce the terms of this Agreement. Accordingly, no client of the Fund or other third party shall have any rights under this Agreement and such rights are explicitly disclaimed by the parties.

12.4        GOVERNING LAW, JURISDICTION AND VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN. THE FUND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING IN ANY OF THE AFORESAID COURTS AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. FURTHERMORE, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.5                Notices. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier, or

(d)    by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

If to the Fund: James Alpha Funds Trust

515 Madison Avenue, 24th Floor New York, NY 10022

Attn: Michael Montague & Eric Colandrea Tel: (646) 201-4042 & (646) 712-8332

Fax: (646) 290-6676 & (646) 383-9413

Email: mmontague@jamesalpha.com & ecolandrea@easterlycapital.com

If to the Custodian: Brown Brothers Harriman & Co.

50 Post Office Square

Boston, Massachusetts 02110-1548 Attn: Office of the General Counsel Telephone: (617) 772-1818

Facsimile: (617) 772-2235,

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or such other address as the Fund or the Custodian may have designated in writing to the other. Notices given by the Custodian pursuant to Section 12.13 may also be given by electronic mail to the email address of any Authorized Person. The Fund agrees that such notices given by electronic mail shall be conclusively presumed to have been delivered and received by the Fund as of the date such electronic mail was sent by the Custodian, as recorded by the Custodian’s systems.

12.6     Headings. Paragraph headings included herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

12.  7 Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

12.8     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Fund and the Custodian. A photocopy, portable document format (.pdf) or telefax of the Agreement shall be acceptable evidence of the existence of the Agreement.

12.9     Confidentiality. The parties hereto agree that each shall treat confidentially the terms of this Agreement and all information provided by each party to the other regarding its business and operations (including with respect to the Fund and its Portfolios, information about their shareholders, portfolio holdings and any personally identifiable information) (collectively, “Confidential Information”). All Confidential Information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement (and offering to the Fund, rendering to the Fund or obtaining for the Fund related BBH&Co. services) and, except as may be required in carrying out this Agreement (including, without limitation, disclosure to Subcustodians or Agents appointed by the Custodian), shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any regulator of the Custodian or any Agent or Subcustodian, any Regulatory Authority, any auditor or attorney of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

12.10       Tape-recording. The Fund on behalf of itself and its Portfolios authorizes the Custodian to tape record any and all telephonic or other oral Instructions given to the Custodian by or on behalf of the Fund, including from any Authorized Person. This authorization will remain in effect until and unless revoked by the Fund in writing. The Fund further agrees to solicit valid written or other consent from any of its employees with respect to telephone communications to the extent such consent is required by applicable law.

12.11     Counsel/ Certified Public Accountant. The Custodian may consult with its outside counsel or the Fund’s counsel (with the Fund’s consent) at the Custodian’s expense unless otherwise agreed by the parties in any case where so doing appears to the Custodian to be necessary or desirable. The Custodian shall not be considered to have engaged in any

25

misconduct or to have acted negligently and shall be without liability in acting upon the written advice of its outside counsel or of the Fund’s counsel.

The Custodian may consult with a certified public accountant at the Custodian’s expense or the Fund’s Treasurer in any case where so doing appears to the Custodian to be necessary or desirable. The Custodian shall not be considered to have engaged in any misconduct or to have acted negligently and shall be without liability in acting upon the opinion of such certified public accountant or of the Fund’s Treasurer.

12.12        Conflict. Nothing contained in this Agreement shall prevent the Custodian and its associates from (i) dealing as a principal or an intermediary in the sale, purchase or loan of a Portfolio’s Investments to, or from the Custodian or its associates; (ii) acting as a custodian, a subcustodian, a trustee, an agent, securities dealer, an investment manager or in any other capacity for any other client whose interests may be adverse to the interest of the Fund; or (iii) buying, holding, lending, and dealing in any way in any assets for the benefit of its own account, or for the account of any other client whose interests may be adverse to the Fund notwithstanding that the same or similar assets may be held or dealt in by, or for the account of the Fund by the Custodian. The Fund hereby voluntarily consents to, and waives any potential conflict of interest, to the extent permitted under Applicable Law, including the 1940 Act, between the Custodian and/or its associates and the Fund, and agrees that:

(a)               the Custodian’s and/or its associates’ engagement in any such transaction shall not disqualify the Custodian from continuing to perform as the custodian of the Fund under this Agreement;

(b)               the Custodian and/or its associates shall not be under any duty to disclose any information in connection with any such transaction to the Fund; and

(c)               the Custodian and/or its associates shall not be liable to account to the Fund for any profits or benefits made or derived by or in connection with any such transaction.

12.13     BBH Online Terms and Conditions. Use of the BBH WorldView® portal, any future release thereof or successor thereto (the “Portal”), and the products and services available through the Portal (the “Online Services”) are subject to additional terms and conditions, which are available at: bbh.com/onlineterms, as such may be updated from time to time (the “BBH Online Terms and Conditions”) and which are incorporated herein by reference. Without limiting any provision of this Agreement or the BBH Online Terms and Conditions, the Fund is responsible for all use of the Online Services by its authorized users (including employees, officers, directors, agents, consultants, contractors and any third parties given access to the Online Services by or on behalf of the Fund), and for ensuring that all such persons comply with the BBH Online Terms and Conditions. BBH&Co. will inform the Fund of any updates or material changes to the BBH Online Terms and Conditions in accordance with the procedures set forth therein.

13.	Definitions. The following defined terms will have the respective meanings set forth below.

13.1            Advance(s) shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include, without limitation, amounts due to the Custodian

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as the principal counterparty to any foreign exchange transaction with the Fund as described in Section 7.4.2 hereof, or paid to third parties for account of the Fund or in discharge of any expense, tax or other item payable by the Fund.

13.2          Advance Costs shall mean any Advance, interest on the Advance and any related expenses, including without limitation any mark to market loss of the Custodian or Subcustodian on any Investment to which Section 7.6.1 applies.

13.3          Agency Account(s) shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section 7.1 hereof.

13.4	Agent(s) shall have the meaning set forth in Section 6.17 hereof.

13.5          Applicable Law shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations, licenses and permits; and (c) judgments, decrees, injunctions, writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.

13.6            Authorized Person(s) shall mean any person or entity authorized to give Instructions on behalf of the Fund in accordance with Section 4.1 hereof.

13.7            BBH Online Terms and Conditions shall have the meaning set forth in Section 12.13 hereof.

13.8            Book-Entry Agent(s) shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

13.9          Clearing Corporation shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market(s).

13.10      Delegation Schedule shall mean any separate schedule entered into between the Custodian and the Fund or its authorized representative with respect to certain matters concerning the appointment and administration of Subcustodians delegated to the Custodian pursuant to Rule 17f-5 under the 1940 Act.

13.11    Electronic Reports shall mean any reports prepared by the Custodian and remitted to the Fund or its authorized representative via the internet or electronic mail.

13.12	EU shall mean the European Union and its member states

13.13      Foreign Custody Manager shall mean the Fund’s foreign custody manager appointed pursuant to Rule 17f-5 of the 1940 Act.

13.14      Foreign Financial Regulatory Authority shall have the meaning given by Section 2(a)(50) of the 1940 Act.

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13.15      Funds Transfer Services Schedule shall mean any separate schedule entered into between the Custodian and the Fund or its authorized representative with respect to certain matters concerning the processing of payment orders from Principal Accounts of the Fund.

13.16      Global Custody Network Listing shall mean the Countries and Subcustodians approved for Investments in non-U.S. Markets.

13.17	Instruction(s) shall have the meaning assigned in Section 4 hereof.

13.18     Investment Advisor shall mean any person or entity who is an Authorized Person to give Instructions with respect to the investment and reinvestment of a Portfolio’s Investments.

13.19      Investment(s) shall mean any investment asset of a Portfolio, including without limitation securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets, but shall not include any Principal Account.

13.20	Margin Account shall have the meaning set forth in Section 6.4 hereof.

13.21	OFAC shall mean the US Treasury Department’s Office of Foreign Assets Control.

13.22      Principal Account(s) shall mean deposit accounts of the Fund on behalf of a Portfolio carried on the books of BBH&Co. as principal in accordance with Section 7 hereof.

13.23      Safekeeping Account shall mean an account established on the books of the Custodian or any Subcustodian for purposes of segregating the interests of the Fund (or clients of the Custodian or Subcustodian) from the assets of the Custodian or any Subcustodian.

13.24         Sanctions or Sanctions Regime(s) shall mean any governmental sanctions against countries, persons and entities that are imposed at any time by the US, the EU, the United Nations, the UK or any other jurisdiction, which Custodian must comply with.

13.25      Securities Depository shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a foreign Securities Depository, meets the definitional requirements of Rule 17f-7 under the 1940 Act.

13.26      Subcustodian(s) shall mean each foreign bank appointed by the Custodian pursuant to Section 8 hereof, but shall not include Securities Depositories.

13.27	Tri-Party Agreement shall have the meaning set forth in Section 6.4 hereof.

13.28	1940 Act shall mean the Investment Company Act of 1940.

14.              Compensation. The Fund on behalf of a Portfolio agrees to pay to the Custodian (a) a fee in an amount set forth in the fee letter between the Fund and the Custodian in effect on the date hereof

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or as amended from time to time, and (b) all out-of-pocket expenses incurred by the Custodian, based on the agreed upon fee letter, and payable from time to time. Amounts payable by the Fund on behalf of a Portfolio under and pursuant to this Section 14 shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.

15.              Termination. This Agreement may be terminated by either party in accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

15.1  Term, Notice and Effect. This Agreement shall have an initial term of three (3) years from the date hereof. Thereafter, this Agreement shall automatically renew for successive one

(1) year periods unless either party terminates this Agreement by written notice effective no sooner than seventy-five (75) days when the Fund is the terminating party, or one-hundred eighty (180) days, when the Custodian is the terminating party, following the date that such notice is delivered to the other party in accordance with Section 12.5. Notwithstanding the foregoing provisions, either party may terminate this Agreement at any time for Cause, in which case termination shall be effective upon written receipt of notice by the non-terminating party.

15.1.1    Cause. Cause shall mean, (a) with respect to the Fund, for itself and each Portfolio, (i) a material breach by the Fund (on behalf of the Fund and/or Portfolios) of the Agreement not cured within 60 days or the Fund or a Portfolio is adjudged bankrupt or insolvent, or there shall be commenced against the Fund (for itself or a Portfolio) a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect; and (b) with respect to the BBH&Co., that BBH&Co. (i) has failed in any material respect to perform its duties and obligations hereunder pursuant to the applicable standard of care set forth herein, provided the Fund has notified the Custodian of such failure and the Custodian has not cured such failure within 60 days of such notice, (ii) has ceased to be qualified as a custodian under the 1940 Act, or has been indicted for a crime, has commenced any bankruptcy or insolvency proceedings or has had such a proceeding initiated against it which is not dismissed within 60 days, or (iii) it or its parent has been appointed a conservator or receiver by a regulatory agency or court of competent jurisdiction.

15.1.3    Non-Ordinary Course Transaction. Notwithstanding Section 15.1 above, this Agreement may be terminated by the Fund, with respect to the Fund or a Portfolio, or the Custodian, upon 30 days’ written notice to the other party in the event that the other party approves (i) the merger of the Fund or Portfolio, or the Custodian, respectively, into, or the consolidation with, another entity, or (iii) the sale of all, or substantially all, of its assets to another entity; or (iii), with respect to the Fund, the liquidation or dissolution of the Fund or Portfolio.

15.1.4    Separate Termination for Each Portfolio. Termination of this Agreement with respect to any one particular Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Portfolio.

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15.2       Notice and Succession. In the event a termination notice is given by a party hereto, all reasonable costs and expenses associated with any required systems, facilities, procedures, personnel, and other resourced modifications as well as the movement of records and materials and the conversion thereof shall be paid by the Fund on behalf of a Portfolio for which services shall cease to be performed hereunder. Furthermore, to the extent that it appears impracticable given the circumstances to effect an orderly delivery of the necessary and appropriate records of Custodian to a successor within the time specified in the notice of termination as aforesaid, Custodian and the Fund agree that this Agreement shall remain in full force and effect for such reasonable period as may be required to complete necessary arrangements with a successor.

15.3     Successor Custodian. In the event of the appointment of a successor custodian, it is agreed that the Investments of a Portfolio held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Fund in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer a Portfolio's Investments in accordance with Instructions.

15.4    Delayed Succession. If no Instruction has been given as of the effective date of termination, Custodian may at any time on or after such termination date and upon thirty (30) consecutive calendar days written notice to the Fund deliver any Investments and other assets held hereunder to (a) the Fund at the address designated for receipt of notices hereunder; or (b) a “U.S. bank” as defined in the 1940 Act having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $50,000,000 USD, such delivery to be at the risk of the Fund. In the event that Investments or moneys of a Portfolio remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Fund to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.

16.              Compliance Policies and Procedures. To assist the Fund in complying with Rule 38a-1 of the 1940 Act, BBH&Co. represents that it has adopted written policies and procedures reasonably designed to prevent violation of the federal securities laws in fulfilling its obligations under the Agreement and that it has in place a compliance program to monitor its compliance with those policies and procedures. BBH&Co will upon request provide the Fund with information about our compliance program as mutually agreed.

17.              Business Continuity Plan. Without prejudice to the provisions of Section 9.1.1 (Force Majeure) of this Agreement, BBH&Co. will maintain a business continuity plan that is reasonably designed for (but does not guarantee) the resumption of BBH&Co.’s provision of the services hereunder within forty-eight (48) hours following any event which prevents BBH&Co. from providing such services (the "BCP Plan"). BBH&Co. will conduct a test of significant components

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of its BCP Plan not less frequently than annually. At the Fund’s request, BBH&Co. will meet with the Fund on an annual basis to provide details about the BCP Plan and test results and to answer Fund’s questions about the same.

18.              Information Security. BBH&Co. agrees to maintain a comprehensive information security program ("CISP") in compliance with Section 500.02 of the New York State Department of Financial Services Cybersecurity Requirements for Financial Services Companies which is reasonably designed (a) to protect the Fund’s data that is in BBH&Co.’s possession from unauthorized access by third parties and (b) to prevent the introduction of any computer code or instructions that may disrupt, damage, or interfere with the Fund’s use of BBH&Co.’s respective computer and/or telecommunications facilities (e.g., malicious code or viruses), or that may allow for access bypassing any security features, and to periodically review and reasonably update the CISP in response to identified cybersecurity threats. Without limiting the foregoing, on an annual basis BBH&Co. shall conduct penetration testing of selected BBH&Co. networks and systems in accordance with the CISP, and BBH&Co. employees shall receive training on BBH&Co.’s data security policies and procedures and then be required to attest to their understanding of such policies and procedures..

20. Portfolio by Portfolio Basis. This Agreement is executed by the Fund with respect to each of its Portfolios and the obligations hereunder are not binding upon any of the trustees, officers or shareholders of the Fund or a Portfolio individually. Notwithstanding any other provision in this Agreement to the contrary, each and every obligation, liability or undertaking of the Fund on behalf of a particular Portfolio under this Agreement shall constitute solely an obligation, liability or undertaking of, and be binding upon, the Fund on behalf of such particular Portfolio and shall be payable solely from the available assets of such particular Portfolio and shall not be binding upon or affect any assets of any other Portfolio.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

The undersigned acknowledges that (I/we) have received a copy of this document.

BROWN BROTHERS HARRIMAN & CO.               JAMES ALPHA FUNDS TRUST

By: /s/ Eruch A. Mody                                                       By: /s/ Eric Colandrea

Name: Eruch A. Mody                                                      Name: Eric Colandrea

Title: Senior Vice President                                               Title: Chief Legal Officer

Date: March 12, 2021                                                       Date: March 12, 2021

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ANNEX A

to Custodian Agreement

List of Portfolios (Series)

James Alpha Global Real Estate Investments Fund James Alpha Managed Risk Domestic Equity Fund James Alpha Structured Credit Value Fund

James Alpha Hedged High Income Fund

James Alpha Multi-Strategy Alternative Income Fund James Alpha Macro Fund

James Alpha Total Hedge Portfolio James Alpha EHS Fund

James Alpha Event Driven Fund James Alpha Family Office Fund James Alpha Relative Value Fund

James Alpha Managed Risk Emerging Markets Equity Fund

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FUNDS TRANSFER SERVICES SCHEDULE (“FTSS”)

In accordance with Section 4.2 of the Custodian Agreement, the Fund on behalf of a Portfolio acknowledges the following terms and conditions in respect of all funds transfers effected by the Custodian. References to UCC 4A shall mean Article 4A of the Uniform Commercial Code as currently in effect in the State of New York. Terms not otherwise defined herein shall have the meanings accorded to them in the Custodian Agreement.

1.	Transmission of Payment Orders. Each funds transfer (“FT”) Instruction shall be transmitted by such secured or authenticated means and subject to such security procedures as the Custodian shall make available to the Fund from time to time (such transmission method and security procedures, a Custodian Designated Security Procedure), unless the Fund shall elect to transmit such FT Instruction in accordance with a Fund Designated Security Procedure (as defined in Section 4 below). The Fund acknowledges and agrees that the Custodian will use the security procedures referenced in Sections 3 and 4 below solely to authenticate a FT Instruction, as set forth herein, and not to detect any errors or omissions therein.

2.                  Custodian Designated Security Procedure. The Custodian will make the following Custodian Designated Security Procedures available to the Fund for use in communicating FT Instructions to the Custodian:

BBH Worldview® Payment Products. The Custodian offers to the Fund use of its BBH Worldview Payment Products (“BBH Worldview”), which are Custodian proprietary on-line payment order authorization facilities with built-in authentication procedures. The Custodian and the Fund shall each be responsible for maintaining the confidentiality of passwords or other codes used by them in connection with BBH Worldview. The Custodian will act on FT Instructions received through BBH Worldview without duty of further confirmation unless the Fund notifies the Custodian that its password is not secure. The Fund agrees that access to, and use of, BBH Worldview shall be governed by the BBH Online Terms and Conditions.

SWIFT Transmission. The Custodian and the Fund shall comply with SWIFT’s authentication procedures. The Custodian will act on FT Instructions received via SWIFT provided the FT Instruction is authenticated by the SWIFT system.

Written Instructions. Instructions may be transmitted in an original writing that bears the manual signature of an Authorized Person(s).

3.                  Fund Designated Security Procedure. FT Instructions may be transmitted through such other means, and subject to such additional security procedures, as may be elected by the Fund (or by an Authorized Person entitled to give Instructions) and acknowledged and accepted by the Custodian (the transmission methods and security procedures referenced below, as may be supplemented by such additional security procedures, each a Fund Designated Security Procedure); it being understood that the Custodian’s acknowledgment shall authorize it to accept such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the means utilized by the Fund.

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Computer Transmission. The Custodian is able to accept transmissions sent from the Fund’s computer facilities to the Custodian’s computer facilities. If the Fund determines to use its proprietary transmission or other electronic transmission method, it must provide Custodian sufficient notice and information to allow testing or other confirmation that FT Instructions received via the Fund Designated Security Procedure can be processed in good time and order. The Custodian may require the Fund to execute additional documentation prior to the use of such transmission method.

Facsimile Transmission.

A FT Instruction transmitted to the Custodian by facsimile transmission must be transmitted by the Fund to a telephone number specified from time to time by the Custodian for such purposes. The Custodian will then follow one of the procedures below:

1.      If the facsimile requests a non-repetitive order, the Custodian will call the Fund and request to speak to a person authorized to validate orders on behalf of the Fund, and confirm the authorization and details of the payment order (a Callback);

2.      If the facsimile FT Instruction pertains to a repetitive payment order (see Section 7 below), the Custodian may (at its sole discretion) perform a Callback. The Fund acknowledges that prior to its issuance of any repetitive payment order, it must (a) request that the appropriate repetitive payment order process be approved and set up at the Custodian, and (b) complete such documentation as may be required by the Custodian, including a PPO (as defined in Section 7).

The Custodian shall rely on the purported identity of the originator but due to the lack of reliability of a facsimile signature, it will not perform signature verification on facsimiles.

Telephonic. The Fund may call a telephonic payment order into the Custodian at the telephone number designated from time-to-time by the Custodian for that purpose. The caller shall identify herself/himself as an Authorized Person. The Custodian shall obtain the FT Instruction details from the caller. The Custodian shall then follow one of the procedures below:

i.        If the telephonic FT Instruction pertains to a non-repetitive payment order, the Custodian will perform a Callback; or

ii.      If the telephonic FT Instruction pertains to a repetitive payment order (see Section 7 below), the Custodian may (at its sole discretion) perform a Callback. The Fund acknowledges that prior to its issuance of any repetitive payment order, it must (a) request that the appropriate repetitive payment order process be approved and set up at the Custodian, and (b) complete such documentation as may be required by the Custodian, including a PPO.

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In electing to transmit a FT Instruction via a Fund Designated Security Procedure, the Fund (i) agrees to be bound by the transaction(s) or payment order(s) specified on said FT Instruction, whether or not authorized, and accepted by the Custodian in compliance with such Fund Designated Security Procedure, and (ii) accepts the risk associated with such Fund Designated Security Procedure and confirms it is commercially reasonable for the transmission and authentication of the FT Instruction.

The parties agree that the Fund’s transmission of a FT Instruction by means of any of the above Fund Designated Security Procedures and the Custodian’s acceptance and execution of such FT Instruction shall constitute a FT Instruction sent via a Fund Designated Security Procedure and governed by the terms of this FTSS.

4.                  Rejection of Payment Orders; Rescission of Designated Security Procedure. The Custodian shall give the Fund timely notice of the Custodian’s rejection of a FT Instruction. Such notice may be given in writing, via a Custodian Designated Security Procedure or any Fund Designated Security Procedure used by the Fund, or orally by telephone, each of which is hereby deemed commercially reasonable. In the event the Custodian fails to execute a properly executable FT Instruction and fails to give the Fund notice of the Custodian’s non-execution, the Custodian shall be liable only for the Fund’s actual damages and only to the extent that such damages are recoverable under UCC 4A. The Custodian, after providing prior written notice, may decide to no longer accept a particular Fund Designated Security Procedure or Custodian Designated Security Procedure, or to do so only on revised terms, in the event that it determines that such agreed or established method of transmission represents a security risk or is attendant to any general change in the Custodian’s policy regarding FT Instructions. Notwithstanding anything in this FTSS and the Agreement to the contrary, the Custodian shall in no event be liable for any consequential, indirect, special or punitive damages under this FTSS, whether or not such damages relate to services covered by UCC 4A, even if the Custodian was advised of the possibility of such damages.

5.                  Cancellation of Payment Orders. The Fund may cancel a FT Instruction but the Custodian shall have no liability for the Custodian’s failure to act on a cancellation FT Instruction unless the Custodian has received such cancellation FT Instruction at a time and in a manner affording the Custodian reasonable opportunity to act prior to the Custodian’s execution of the original FT Instruction. Any cancellation FT Instruction shall be sent and confirmed by such means as is set forth in Section 3 or 4 above.

6.                  Preauthorized Repetitive Payment Orders. The Fund may establish with the Custodian a process to preauthorize certain repetitive payments or transfers. The Fund will execute all documentation required by the Custodian, including a separate Preauthorized Repetitive Payment Order (PPO) form. The PPO shall be delivered to the Custodian in writing or by another Custodian Designated Security Procedure or Fund Designated Security Procedure, and will become effective after the Custodian shall have had a reasonable opportunity to act thereon (or if later, two (2) banking days after receipt by the Custodian). The PPO may take the form of either:

(i)	A standing instruction in which the Fund provides in the PPO all required information for a FT Instruction (except for the transfer date and amount) on a “standing instructions” basis. The Fund may from time-to-time instruct the Custodian to make a payment under the PPO, in writing or another Custodian Designated Security Procedure or Fund
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Designated Security Procedure, which instruction shall reference the repetitive line number (a number assigned to it by the Custodian after execution of the PPO), details of the payment, the transfer date and the amount of the transfer; or

(ii)	A recurring instruction in which the Fund supplies all required information for a FT Instruction with an instruction to process such payments with a specific frequency.

7.                  Responsibility for the Detection of Errors in Payment Orders; Liability of the Parties. The purpose of any Fund Designated Security Procedure or Custodian Designated Security Procedure is to confirm the authenticity of any FT Instruction and is not designed to detect errors or omissions in such FT Instructions. Therefore, the Custodian is not responsible for detecting any Fund error or omission contained in any FT Instruction received by the Custodian. In the event that the FT Instruction either (i) identifies the beneficiary by both a name and an identifying or bank account number and the name and number identify different persons or entities, or (ii) identifies any Fund by both a name and an identifying number and the number identifies a person or entity different from the Fund identified by name, execution of the relevant payment order, payment to the beneficiary, cancellation of the payment order or actions taken by the Custodian or any Fund in respect of such payment order may be made solely on the basis of the number.

The Custodian shall not be liable for interest on the amount of any FT Instruction that was not authorized or was erroneously executed unless the Fund so notifies the Custodian within thirty (30) days following the Fund’s receipt of notice that such FT Instruction was processed. Any compensation payable in the form of interest shall be payable in accordance with UCC 4A. If a FT Instruction in the name of the Fund and accepted by the Custodian was not authorized by the Fund, the liability of the parties will be governed by the applicable provisions of UCC 4A.

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17f-5 DELEGATION SCHEDULE

By its execution of this Delegation Schedule dated as of March 12, 2021, between JAMES ALPHA FUNDS TRUST, a management investment company registered with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended (the “1940 Act”), acting through its Board of Trustees or its duly appointed representative (the Fund), on behalf of each series, separately and not jointly (each a “Portfolio” and collectively the “Portfolios”) hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the “Delegate”) as its delegate to perform certain functions with respect to the custody of a Portfolio's Assets outside the United States.

1.	Maintenance of Fund's Assets Abroad. The Fund on behalf of a Portfolio, acting through its Board or its duly authorized representative, hereby instructs the Delegate pursuant to the terms of the Custodian Agreement dated as of the date hereof executed by and between the Fund and the Delegate (the “Custodian Agreement”) to place and maintain a Portfolio's Assets in countries outside the United States in accordance with Instructions received from a Portfolio’s Investment Advisor. Such instruction shall constitute an Instruction under the terms of the Custodian Agreement. The Fund on behalf of a Portfolio acknowledges that (a) the Delegate shall perform services hereunder only with respect to the countries where it accepts delegation as Foreign Custody Manager as indicated on the Delegate’s Global Custody Network Listing; (b) depending on conditions in the particular country, advance notice may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Delegate to provide delegated or custodial services in any country, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services.

2.                  Delegation. Pursuant to the provisions of Rule 17f-5 under the 1940 Act as amended, the Board hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform only those duties set forth in this Delegation Schedule concerning the safekeeping of a Portfolio’s Assets in each of the countries as to which it acts as the Board’s delegate. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Fund on behalf of a Portfolio as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause a Portfolio’s Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Fund on behalf of a Portfolio confirms to the Delegate that the Fund or its Investment Adviser has considered the Sovereign Risk and prevailing Country Risk as part of its continuing investment decision process, including such factors as may be reasonably related to the systemic risk of maintaining a Portfolio’s Assets in a particular country, including, but not limited to, financial infrastructure, prevailing custody and settlement systems and practices (including the use of any Securities Depository in the context of information provided by the Custodian in the performance of its duties as required under Rule 17f-7 and the terms of the Custodian Agreement governing such duties), and the laws relating to the safekeeping and recovery of a Portfolio’s Assets held in custody pursuant to the terms of the Custodian Agreement.

3.                  Selection of Eligible Foreign Custodian and Contract Administration. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund's foreign custodial arrangements:

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(a)               Selection of Eligible Foreign Custodian. The Delegate shall place and maintain a Portfolio’s Assets with an Eligible Foreign Custodian, provided that the Delegate shall have determined that a Portfolio’s Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering factors relevant to the safekeeping of such assets including without limitation:

(i)                 The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;

(ii)              Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for a Portfolio’s Assets;

(iii)	The Eligible Foreign Custodian's general reputation and standing; and

(iv)             Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

The Delegate shall be required to make the foregoing determination to the best of its knowledge and belief based only on information reasonably available to it.

(b)               Contract Administration. The Delegate shall cause that the foreign custody arrangements with an Eligible Foreign Custodian shall be governed by a written contract that the Delegate has determined will provide reasonable care for Fund assets based on the standards applicable to custodians in the relevant market. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

(i)                 For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;

(ii)              That a Portfolio’s Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

(iii)            That beneficial ownership of a Portfolio’s Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

(iv)             That adequate records will be maintained identifying a Portfolio’s Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

(v)               That the Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

(vi)             That the Delegate will receive sufficient and timely periodic reports with respect to the safekeeping of a Portfolio’s Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account

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containing a Portfolio’s Assets.

Such contract may contain, in lieu of any or all of the provisions specified in this Section 3(b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for a Portfolio’s Assets as the specified provisions, in their entirety.

(c)               Limitation to Delegated Selection. Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7 of this Delegation Schedule.

4.                  Monitoring. The Delegate shall establish a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining a Portfolio’s Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of placement of a Portfolio’s Assets in accordance with the criteria established under Section 3(a) of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of the contract governing the Fund's arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule.

5.                  Reporting. At least annually and more frequently as mutually agreed between the parties, the Delegate shall provide to the Board written reports specifying placement of a Portfolio’s Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule and shall promptly report on any material changes to such foreign custody arrangements. Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 of this Delegation Schedule only to the extent specifically agreed with respect to the particular situation.

6.                  Withdrawal of Fund's Assets. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Delegation Schedule no longer meets the requirements of said Section, Delegate shall withdraw a Portfolio’s Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of a Portfolio’s Assets or would materially impair the liquidity, value or other investment characteristics of a Portfolio’s Assets, it shall be the duty of the Delegate to provide information regarding the particular circumstances and to act only in accordance with Instructions of the Fund on behalf of a Portfolio or its Investment Advisor with respect to such liquidation or other withdrawal.

7.                  Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Schedule, the Fund on behalf of a Portfolio, acting through its Board, its Investment Advisor or its other Authorized Representative, may direct the Delegate to place and maintain a Portfolio’s Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Custodian will not provide delegation services. In such event, the Delegate shall be entitled to rely on any such instruction as an Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it

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may undertake specifically in writing with respect to each particular instance.

8.                  Standard of Care. In carrying out its duties under this Delegation Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping a Portfolio’s Assets would exercise.

9.                    Representations. The Delegate hereby represents and warrants that it is a U.S. Bank and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate.

The Fund on behalf of a Portfolio hereby represents and warrants that its Board of Trustees has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund.

10.              Effectiveness; termination. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate's signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th calendar day following the date on which the non- terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

11.              Notices. Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

12.              Definitions. Capitalized terms not otherwise defined in this Delegation Schedule have the following meanings:

a.                   Country Risk – shall have the meaning set forth in Section 9.1.2 of the Custodian Agreement.

b.                  Eligible Foreign Custodian - shall have the meaning set forth in Rule 17f-5(a)(1) of the 1940 Act and shall also include a U.S. Bank.

c.                   Fund's Assets - shall mean any of a Portfolio’s Investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

d.	Instructions - shall have the meaning set forth in the Custodian Agreement.

e.	Securities Depository - shall have the meaning set forth in Rule 17f-7 of the 1940 Act.

f.	Sovereign Risk - shall have the meaning set forth in Section 9.1.3 of the Custodian
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Agreement.

g .       U.S. Bank - shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act.

13.              Governing Law and Jurisdiction. This Delegation Schedule shall be construed in accordance with the laws of the State of New York. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New York or the Commonwealth of Massachusetts or of the state courts of either such State or such Commonwealth.

14.              Fees. Delegate shall perform its functions under this Delegation Schedule for the compensation determined under the Custodian Agreement.

15.              Integration. This Delegation Schedule sets forth all of the Delegate's duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate's obligations under the Custodian Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

The undersigned acknowledges that each of the Custodian and the Fund has received a copy of this document.

BROWN BROTHERS HARRIMAN & CO.                  JAMES ALPHA FUNDS TRUST

By: /s/ Eruch A. Mody                                                           By: /s/ Eric Colandrea

Name: Eruch A. Mody                                                           Name: Eric Colandrea

Title: Senior Vice President                                                     Title: Chief Legal Officer

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US MONEY MARKET FUND INVESTMENTS SCHEDULE TO CUSTODIAN AGREEMENT

TERMS & CONDITIONS

FOR PROCESSING ORDERS IN U.S. MONEY MARKET FUNDS (“US MMF T&C”)

This US MMF T&C supplements the Custodian Agreement between James Alpha Funds Trust (“Client”) and Brown Brothers Harriman & Co. (“BBH”) dated March 12, 2021 as amended from time to time (the “Custodian Agreement”), and provides terms and conditions related to Instructions to BBH thereunder to process orders in and custody shares of U.S. registered investment companies that hold themselves out as money market funds (“MMFs”), if any. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Custodian Agreement.

US MMFs are subject to various requirements under Rule 2a-7 under the Investment Company Act of 1940 (the “1940 Act”), as adopted by the Securities and Exchange Commission on July 23, 2014 (as further amended from time-to-time, “Rule 2a-7”).

The MMFs will disclose in their prospectus and statement of additional information, as amended from time to time, that the MMFs are subject to certain limitations and restrictions pursuant to amendments to Rule 2a-7, including provisions relating to the calculation of net asset values (“NAVs”), imposition of liquidity fees on redemptions (“liquidity fees”) or the temporary suspension of redemptions (a “redemption gate”), and shareholder eligibility requirements.

If Client provides BBH with an Instruction to process orders for transactions in MMFs and/or requires BBH to service shares of MMFs, Client shall assist and cooperate with BBH, the MMFs and the MMFs’ agents to comply with Rule 2a-7. Without limitation on the foregoing, fund order processing and custody of shares of MMFs are subject to the following additional terms and conditions.

1)	Orders in MMFs.
a)	Any Instruction by the Client to purchase any MMF shall be based on the gross dollar amount of the value of shares to be purchased.
b)	Any Instruction by the Client for subscriptions, exchanges or redemption orders in any MMF shall be made gross and shall not net any subscription, exchange or redemption orders in any MMF, including any orders originating from underlying customers of the Client, if any.
2)	Liquidity Fees and Gates.
a)	Client (and not BBH) will be responsible for reviewing any disclosure on a MMF website providing notice to shareholders and prospective shareholders of liquidity of the MMF and when liquidity fees or redemption gates are imposed or lifted and Client agrees that BBH is not responsible for notifying the Client of the imposition by an MMF of any such event or re-confirming the Client’s intent to transact in a MMF when a liquidity fee or redemption gate is in effect.
b)	If a liquidity fee is implemented by a MMF, BBH will not be directly responsible for calculating or withholding the liquidity fee, but will apply any liquidity fee calculated and
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withheld by the MMF from any order as notified by the MMF or Distributor to BBH.

c)	If a redemption gate is implemented by a MMF, Client acknowledges and agrees that any redemption or exchange orders in the MMF made by Client while the redemption gate is in effect may be rejected by the MMF, and that BBH is responsible for rejecting only those orders that BBH has been notified have been rejected by the MMF or its agents. Client shall endeavor not to instruct BBH to place an order for a redemption in a MMF when a redemption gate is in effect for such MMF.
3)	Retail MMFs.

BBH does not support and is not responsible for the order processing, purchase, exchange, redemption, settlement, custody or other servicing of shares of Retail MMFs (as defined in Rule 2a-7(a)(25)). Client shall establish policies, procedures and internal controls reasonably designed to ensure that it does not, and shall not, submit any request or other instruction to BBH to purchase or exchange shares of a Retail MMF.

4)	No Agency.

With respect to orders in a MMF:

a)	BBH generally elects not serve as the MMF’s dealer, agent, or designee for purposes of Rule 22c-1 under the 1940 Act in connection with the receipt of orders;
b)	Accordingly, the MMF will apply a NAV calculation based on the time that the MMF accepts the order in good form from BBH, and not the time the Client instructs BBH to process the order; and
c)	Neither BBH nor the MMF or its distributor is responsible for any losses arising from orders accepted by BBH before, but received and accepted by the MMF after, a NAV calculation time, or imposition of a liquidity fee or redemption gate.

Any order for shares in a MMF placed and held in custody by BBH will be made in reliance upon the terms hereof.

*** *** **

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